Exhibit 4.1

No.	INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA	Shares

CUSIP 33631P 102

SEE REVERSE SIDE FOR
CERTAIN DEFINITIONS
AND RESTRICTIONS

THIS CERTIFIES that                                                                                                                                                        is the owner of

_________ FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

The shares evidenced by this certificate are transferable only on the books of First Seacoast Bancorp by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.  The interest in First Seacoast Bancorp evidenced by this certificate may not be retired or withdrawn except as provided in the Charter and Bylaws of First Seacoast Bancorp.

The common stock evidenced by this certificate is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

IN WITNESS WHEREOF, First Seacoast Bancorp has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

Dated:

Michael J. Bolduc Corporate Secretary	James R. Brannen President and Chief Executive Officer

[SEAL]

The shares of common stock evidenced by this certificate are subject to a limitation contained in First Seacoast Bancorp’s Charter to the effect that, for a period of five years from the effective date of the reorganization of First Seacoast Bank into the mutual holding company form of organization, no person other than First Seacoast Bancorp, MHC shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of First Seacoast Bancorp held by persons other than First Seacoast Bancorp, MHC.  This limitation shall not apply to the purchase of stock by an underwriter in connection with a public offering or the purchase of stock by an employee stock ownership plan or other tax-qualified employee stock benefit plan that is exempt from the approval requirements under the Federal Reserve Board’s regulations.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted in any matter submitted to stockholders for a vote.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- _________ Custodian __________ (Cust) (Minor)
TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	- as joint tenants with right of survivorship and not as tenants in common		_____________________________ (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE IN THE BOX ABOVE

For value received, _____________________________ hereby sells, assigns and transfers unto
_______________________________________________________________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

_______________________________________________________________________________________________________________________________________

______________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said shares on the books of the within-named corporation with full power of substitution in the premises.

Dated, ________________________________

Signature(s) Guaranteed:	Signature:_________________________________________
Signature:_________________________________________

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.  THE SIGNATURE(SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.